UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2015

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Liberty Plaza, 165 Broadway
New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02  Results of Operations and Financial Condition.

On July 29, 2015, Investment Technology Group, Inc. (the “Company”) issued a press release announcing preliminary financial results for its second quarter ending on June 30, 2015. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2015, Kevin J.P. O’Hara resigned from the Board of Directors of Investment Technology Group, Inc. effective immediately.  Mr. O’Hara provided the Company with a resignation letter, a copy of which is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibits
99.1	Press release issued by Investment Technology Group, Inc. on July 29, 2015
99.2	Kevin J.P. O’Hara Resignation Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

By:	/s/ Steven R. Vigliotti
Steven R. Vigliotti
Chief Financial Officer and
Duly Authorized Signatory of Registrant

Dated: July 29, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by Investment Technology Group, Inc. on July 29, 2015

99.2	Kevin J.P. O’Hara Resignation Letter